UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Everi Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is a list of frequently asked questions that was sent to the employees of Everi Holdings Inc. on July 26, 2024.
1. What did Everi announce? Why are IGT’s Gaming and Digital business and Everi being acquired by the Apollo Funds?
Everi announced that we have entered into definitive agreements to be acquired by the Apollo Funds, who will simultaneously acquire IGT’s Gaming & Digital business (IGT Gaming).
This represents a positive evolution of our previously announced transaction with IGT. Apollo is a well-respected, high-growth global alternative asset manager with a strong track record of current and former successful investments in the gaming and leisure sectors. The Apollo Funds recognize the value of our business and are strong believers in the strategic rationale behind the transaction. This transaction aims to create a combined enterprise that can offer a larger portfolio of products and services to casino operators and serve as a diversified solutions provider that is well positioned across the entire gaming ecosystem.
2. What will happen to the previously announced merger between IGT and Everi?
We have recently entered into definitive agreements to be acquired by the Apollo Funds, who will simultaneously acquire IGT’s Gaming & Digital business, to create two, privately-held companies that are part of one combined enterprise. As such, the previous transaction agreements between IGT and Everi entered into in February 2024 have been terminated.
The board of directors for Everi and a special committee of the IGT board of directors have determined that the expected acquisition by the Apollo Funds is the most compelling path forward because it maintains the integrity and strong strategic rationale of our original agreement with IGT, but now also provides significant and certain value to our stockholders as we move forward with the Apollo Funds as our partner.
3. What is the timeline for the expected acquisition process?
The expected acquisition process requires careful planning and regulatory approvals that will drive the timeline. We expect to complete the transaction by the end of the third quarter of 2025. We will provide regular updates on progress and important milestones as we move forward.
4. How will the expected acquisition affect our company's vision and values?
The Apollo Funds are committed to preserving and enhancing the core values and visions of both Everi and IGT Gaming. Their investment approach focuses on long-term growth and value creation, aligning well with our commitment to innovation, customer satisfaction, and employee development. The combined enterprise will prioritize these principles under the new private ownership structure.
5. Will there be any changes to our day-to-day operations?
It is still early days and until closing, we are operating as usual. Our focus remains on delivering high-quality service to our customers and maintaining business continuity. We will communicate well in advance regarding any tasks or projects needed to prepare a smooth transition and integration plan.
6. Will there be any restructuring as a result of the expected acquisition?
While it is too early to determine the specific impact on staffing, the Apollo Funds value the talent within both organizations and aim to leverage our combined strengths. Any restructuring decisions will be made thoughtfully and communicated transparently, with a focus on creating a stronger, more efficient organization post-close.

7. How will the expected acquisition impact our current projects and customers?
Our commitment to our current projects and customers remains unchanged. We will continue to deliver on our promises and provide the high-quality service our customers expect. After we integrate, we plan to work closely with our customers to provide the enhanced capabilities and offerings of the combined enterprise.
8. Will there be changes to our benefits, compensation, or job titles?
There are currently no changes planned for benefits, compensation, or job titles. Any future adjustments will be carefully evaluated for fairness and competitiveness, considering the value each employee brings to the new combined enterprise. We will keep all employees informed as more details become available.
9. Who can we talk to if we need more information?
Your immediate supervisors and our People Operations department are available to answer any questions you may have. They will be equipped with the latest information and can provide guidance specific to your role or department. Additionally, we still have the dedicated SharePoint site, updated with new information as it’s available, and the merger@everi.com email inbox for other questions you may have.
10. How can we contribute to a successful expected acquisition?
Your role in contributing to the success of the expected transaction is invaluable. By maintaining your focus on delivering high-quality work, staying positive and proactive, and participating in integration planning activities, you can contribute to a smooth transition. Open communication and collaboration will be key to our collective success.
11. What should we do if we experience stress or uncertainty due to the expected acquisition?
We recognize that this transition period can raise questions and uncertainty. Support is available through your supervisors, our People Operations team, and our employee assistance program. Confidential counseling and stress management resources are available to help you. Open communication with colleagues and leaders is encouraged to ensure everyone feels supported.
Additional Information and Where to Find It
In connection with the proposed transaction (the “Proposed Transaction”) among Everi Holdings Inc. (“Everi” or the “Company”), International Game Technology PLC (“IGT”), Ignite Rotate LLC (“Spinco”), Voyager Parent, LLC (“Buyer”) and Voyager Merger Sub, Inc. (“Buyer Sub”), Everi will file relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Everi may file with the SEC or send to its stockholders in connection with the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF EVERI ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EVERI, THE PROPOSED TRANSACTION, AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of such documents (when available) through the website maintained by the SEC at http://www.sec.gov, or by visiting Everi’s website at www.everi.com or by contacting Everi’s Investor Relations Department at Everi Holdings Inc., Investor Relations, 7250 S. Tenaya Way, Suite 100, Las Vegas, NV 89113.

Participants in the Solicitation of Proxies
Everi and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the directors and executive officers of Everi is set forth in (i) Everi’s proxy statement for its 2024 annual meeting of stockholders under the headings “Proposal 1: Election of Three Class I Directors” (including “Board and Corporate Governance Matters,” “Certain Relationships and Related Transactions,” and “Executive Officers”), and “Proposal 3: Approval of the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan” (including “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” “Pay Ratio,” and “Pay Versus Performance,” which was filed with the SEC on April 19, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000035/evri-20240419.htm, (ii) Everi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers, and Corporate Governance,” “Item 11. Executive Compensation,” “Item 12. Security Ownership of Certain Beneficial Owners and Management, and Related Stockholder Matters,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence,” which was filed with the SEC on February 29, 2024 and is available at
https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318568/000131856824000009/evri-20231231.htm, and (iii) to the extent holdings of Everi securities by its directors or executive officers have changed since the amounts set forth in Everi’s proxy statement for its 2024 annual meeting of stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/category=form-cat2&ciks=0001318568&entityName=Everi%2520Holdings%2520Inc.%2520(EVRI)%2520(CIK%25200001318568).
 Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by Everi will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by Everi will be available free of charge on Everi’s website at www.everi.com.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, related to Everi and the Proposed Transaction. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Everi. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; and the anticipated timing of closing of the Proposed Transaction. In addition, all statements that address operating performance, events or developments that Everi expects or anticipates will occur in the future — including statements relating to creating value for stockholders, benefits of the Proposed Transaction, and the expected timetable for completing the Proposed Transaction — are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of Everi, to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the Proposed

Transaction will not for any reason be satisfied (including the failure to obtain necessary stockholder approval and regulatory approvals), in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the Proposed Transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the Proposed Transaction on the market price of the capital stock of Everi and on Everi’s operating results, including that Everi’s stock price may decline significantly if the Proposed Transaction is not consummated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction (the “Merger Agreement”), which may require Everi to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the Proposed Transaction announcement or closing of the Proposed Transaction and the diversion of Everi management’s attention from its ongoing business); failure to consummate or delay in consummating the Proposed Transaction for any reason; risks relating to any resurgence of the COVID-19 pandemic or similar public health crises; risks related to competition in the gaming industry; dependence on significant licensing arrangements, customers, or other third parties; risks related to the financing of the Proposed Transaction; economic changes in global markets, such as currency exchange, inflation and interest rates, and recession; government policies (including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that Everi cannot control; regulation and litigation matters relating to the Proposed Transaction or otherwise impacting Everi or the gaming industry generally, including the nature, cost and outcome of any litigation and other legal proceedings related to the Proposed Transaction that may be instituted against the parties and others following the announcement of the Proposed Transaction; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business divestitures; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in Everi’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Everi’s Quarterly Reports on Form 10-Q.
A further description of risks and uncertainties relating to Everi can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.
There can be no assurance that the Proposed Transaction will in fact be consummated. If the Proposed Transaction is consummated, Everi’s stockholders will cease to have any equity interest in Everi and will have no right to participate in its earnings and future growth. Everi cautions investors not to unduly rely on any forward-looking statements, which speak only as of the date thereof. Everi does not intend to update or revise any forward-looking statements as the result of new information or future events or developments, except as required by law.